Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-278171

Prospectus Supplement

(To Prospectus dated March 29, 2024)

PROSPECTUS SUPPLEMENT

250,000

Shares of Common Stock

We are offering 250,000 shares of our common stock, par value $0.00001 per share (the “Common Stock”). The public offering price is $10.00 per share. All share and per-share numbers in this prospectus supplement give effect to the 1-for-20 reverse stock split that became effective on December 5, 2025.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “TGL”. On December 10, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $9.43 per share.

We have retained D. Boral Capital LLC, referred to herein as “D. Boral” or the “placement agent,” to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements.

We are an “emerging growth company” as defined under the federal securities laws and, under applicable Securities and Exchange Commission rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed in this this prospectus supplement and the accompanying prospectus, including the information under “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the information, including the risk factors contained or incorporated by reference to this prospectus supplement and the accompanying prospectus as described under the heading “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There is no arrangement for funds to be received in escrow, trust, or similar arrangement.

	Per Share	Total
Public Offering Price and Proceeds, Before Expenses, to us	$10.00	$2,500,000.00
Placement Agent Fees(1)	$0.70	$175,000.00
Proceeds after expenses	$9.30	$2,325,000.00

(1)	We have agreed: (i) to pay a cash fee to the placement agent equal to 7% of the aggregate gross proceeds raised in this offering; and (ii) to reimburse certain expenses of the placement agent in connection with this offering. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for additional information regarding compensation paid to the placement agent.

We expect that delivery of the shares being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about December 11, 2025, subject to satisfaction of customary closing conditions.

Sole Placement Agent

D. Boral Capital

The date of this prospectus supplement is December 10, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC or Commission, on March 22, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the Investors have not, authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of our common stock.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms the “Company,” “Treasure Global,” “TGL,” “we,” “our” and “us” or other similar terms mean Treasure Global Inc and our subsidiaries, ZCity Sdn Bhd (formerly known as Gem Reward Sdn Bhd), unless we state otherwise or the context indicates otherwise.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the anticipated timing, costs, design and conduct of our ongoing and planned research and development for our products and services, our ability to commercialize our products, the impact of global geopolitical events, such as the ongoing conflict between Russia and Ukraine and the Middle East conflicts, on our business, the potential benefits of strategic agreements and our intent to enter into any strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Mission

Our mission is to bring together the worlds of online e-commerce and offline physical retailers, widening consumer choice and rewarding loyalty, while sustaining and enhancing our earning potential.

Our Company

We have created an innovative online-to-offline (“O2O”) e-commerce platform business model offering consumers and merchants instant rebates and affiliate cashback programs, while providing a seamless e-payment solution with rebates in both e-commerce (i.e., online) and physical retailers/merchant (i.e., offline) settings.

Our proprietary product is an internet application (or “App”) branded “ZCITY App,” which was developed through our wholly owned subsidiary, ZCity Sdn. Bhd. (formerly known as Gem Reward Sdn. Bhd, name change effected on July 20, 2023) (“ZCITY”). The ZCITY App was successfully launched in Malaysia in June 2020. ZCITY is equipped with the know-how and expertise to develop additional/add-on technology-based products and services to complement the ZCITY App, thereby growing its reach and user base.

Through simplifying a user’s e-payment gateway experience, as well as by providing great deals, rewards and promotions with every use, we aim to make the ZCITY App Malaysia’s top reward and payment gateway platform. Our longer-term goal is for the ZCITY App and its ever-developing technology to become one of the most well-known commercialized applications more broadly in Southeast Asia and Japan.

Our Consumer Business

Consumers in Southeast Asia (“SEA”) have access to a plethora of smart ordering, delivery and “loyalty” websites and apps, but in our experience, SEA consumers very rarely receive personalized deals based on their purchases and behavior.

The ZCITY App targets consumers through the provision of personalized deals based on consumers’ purchase history, location and preferences. Our technology platform allows us to identify the spending trends of our customers (the when, where, why, and how much). We are able to offer these personalized deals through the application of our proprietary artificial intelligence (“AI”) technology that scours the available database to identify and create opportunities to extrapolate the greatest value from the data, analyze consumer behavior and roll out attractive rewards-based campaigns for targeted audiences. We believe this AI technology is currently a unique market differentiator for the ZCITY App.

We operate our ZCITY App on the hashtag: “#RewardsOnRewards.” We believe this branding demonstrates to users the ability to spend ZCITY App-based Reward Points (or “RP”) and “ZCITY Cash Vouchers” with discount benefits at checkout. Additionally, users can use RP while they earn rewards from selected e-Wallet or other payment methods.

ZCITY App users do not require any on-going credit top-up or need to provide bank card number with their binding obligations. We have partnered with Malaysia’s leading payment gateway, iPay88, for secure and convenient transactions. Users can use our secure platform and enjoy cashless shopping experiences with rebates when they shop with e-commerce and retail merchants through trusted and leading e-wallet providers such as Touch’n Go eWallet, Boost eWallet, GrabPay eWallet and credit card/online banking like the “FPX” (the Malaysian Financial Process Exchange) as well as more traditional providers such as Visa and Mastercard.

Our ZCITY App also provides the following functions:

1.	Registration and Account verification

Users may register as a ZCITY App user simply, using their mobile device. They can then verify their ZCITY App account by submitting a valid email address to receive new user “ZCITY Newbie Rewards.”

2.	Geo-location-based Homepage

Based on the users’ location, nearby merchants and exclusive offers are selected and directed to them on their homepage for a smooth, user-friendly interaction.

3.	Affiliate Partnership

Our ZCITY App is affiliated with more than five local services providers such as Shopee and Lazada. The ZCITY App allows users to enjoy more rewards when they navigate from the ZCITY App to a partner’s website.

4.	Bill Payment & Prepaid service

Users can access and pay utility bills, such as water, phone, internet and TV bills, while generating instant discounts and rewards points with each payment.

5.	Branded e-Vouchers

Users can purchase their preferred e-Vouchers with instant discounts and rewards points with each checkout.

6.	User Engagement through Gamification

Users can earn daily rewards by playing our ZCITY App minigame “Spin & Win” where they can earn further ZCITY RP, ZCITY e-Vouchers as well as monthly grand prizes.

7.	ZCITY RAHMAH Package

ZCITY has collaborated with the Ministry of Domestic Trade and Cost of Living (KPDN) for the launch of the ‘Payung Rahmah’ program (“ZCITY RAHMAH Package”). This program offers a comprehensive package of living essential e-vouchers on the ZCITY app for items such as petrol, food, and bills. ZCITY users will be able to purchase vouchers for these items at reduced prices, thereby assisting low-income Malaysians and helping to address this societal challenge.

8.	TAZTE Smart F&B system

ZCITY App offers a “Smart F&B” system that provides a one stop solution and digitalization transformation for all registered Food “F&B” outlets located in Malaysia. It also allows merchants to easily record transactions with QR Digital Payment technology, set discounts and execute RP redemptions and rewards online on the ZCITY App.

Since December 2022, we have been developing TAZTE. However, due to insufficient participation from merchant clients, management has decided to discontinue the program as of June 2024.

9.	Zstore

Zstore is ZCITY App’s e-mall service that offers group-buys and instant rebate to users with embedded AI and big data analytics to provide an express shopping experience. The functionality and benefit of users to use the Zstore can be summarized within the chart below, which also illustrates some of our key partnerships by category:

Reward Points. Operating under the hashtag #RewardsOnRewards, we believe the ZCITY App reward points program encourages users to sign up on the App, as well as increasing user engagement and spending on purchases/repeat purchases and engenders user loyalty.

Furthermore, we believe the simplicity of the steps to obtaining Reward Points (or “RP”) is an attractive incentive to user participation in that participants receive:

●	200 RP for registration as a new user;

●	100 RP for referral of a new user;

●	Conversion of Malaysian ringgit spent into RP;

●	50% RP of every user paid amount; and

●	25% RP of every referred user paid amount as a result of the referral.

The key objectives of our RP are:

●	Social Engagement;

○	RP are offered to users for increased social engagement.

●	Spending;

○	RP incentivizes users with every MYR spent in order to increase the spending potential and to build users loyalty.

●	Sign-up; and

○	Drives loyalty and greater customer engagement. Every new user onboarded will get 200 RP as welcoming gift.

●	Referral Program;

○	Rewards users with RP when they refer a new user.

Offline Merchant

When using our ZCITY App to make payment to a registered physical merchant, the system will automatically calculate the amount of RP to deduct. The deducted RP amount is based on the percentage of profit sharing as with the merchant and the available RP of the user.

Online Merchant

When using our ZCITY App to pay utility bills or purchase any e-vouchers, our system shows the maximum RP deduction allowed and the user determines the amount of discount deducted subject to maximum deductions described below and the number of RP owned by such user.

Different features have different maximum deduction amounts. For example, for bill payments, the maximum deduction is up to 3% of the bill amount. For e-vouchers, the maximum deduction is up to 5% of the voucher amount.

In order to increase the spending power of the user, our ZCITY App RP program will credit RP to the user for all MYR paid.

Revenue Model

ZCITY’s revenues are generated from a diversified mix of:

●	e-commerce activities for users;

●	services to merchants to help them grow their businesses; and

●	membership subscription fees.

The revenue streams consist of “Consumer Facing” revenues and “Merchant Facing” revenues.

The revenue streams can be further categorized as following: (1) product and loyalty program revenue, (2) transaction revenue, and (3) agent subscription revenue. Please see “Management’s Discussion and Analysis ̶ Revenue Recognition.”

Recent Developments

Reverse Stock Split

At a special meeting on November 22, 2025, the Company’s stockholders approved a reverse stock split within a range of 1-for-2 to 1-for-20. Following such approval, the Board of Directors approved a 1-for-20 reverse stock split (the “Reverse Stock Split”), and the Company filed a certificate of amendment with the Secretary of State of the State of Delaware on December 4, 2025. The Reverse Stock Split became effective at 12:01 a.m. Eastern Time on December 5, 2025, and the Company’s common stock began trading on a split-adjusted basis that same day.

At the effective time, every 20 shares of common stock were combined into one share, and proportional adjustments were made to outstanding equity awards and warrants. Fractional shares were rounded up to the nearest whole share.

Nasdaq Staff Determination

On December 2, 2025, the Company received a Staff Determination from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirement under Listing Rule 5550(a)(2) and was ineligible for an additional compliance period under Listing Rule 5810(c)(3)(A)(iv) due to its cumulative reverse stock split ratio over the prior two years. The Staff also noted that the closing bid price of the Company’s common stock remained below $1.00 for 30 consecutive business days.

The Company has requested a hearing before a Nasdaq Hearings Panel, which automatically stays any suspension or delisting action pending the Panel’s decision. The Company’s common stock will remain listed and continue to trade on Nasdaq during the appeal process.

Corporate Information

Treasure Global Inc is a holding company incorporated on March 20, 2020, under the laws of the State of Delaware. TGL has no substantive operations other than holding all of the outstanding shares of ZCity Sdn Bhd (formerly known as Gem Reward Sdn Bhd), which was established under the laws of the Malaysia on June 6, 2017, through a reverse recapitalization.

Prior to March 11, 2021, TGL and ZCITY were separate companies under the common control of Kok Pin “Darren” Tan, which resulted from Mr. Tan’s prior 100% ownership of TGL and his prior 100% voting and investment control over ZCITY pursuant to the Beneficial Shareholding Agreements.

On March 11, 2021, TGL and ZCITY were reorganized into a parent subsidiary structure pursuant to the Share Swap Agreement in which TGL exchanged the swap shares for all of the issued and outstanding equity of ZCITY. Pursuant to the Share Swap Agreement, the purchase and sale of the swap shares was completed on March 11, 2021, but the issuance of the swap shares did not occur until October 27, 2021 when TGL amended its certificate of incorporation to increase the number of its authorized common stock to a number that was sufficient to issue the swap shares. As a result of the Share Swap Agreement, (i) ZCITY became the 100% subsidiary of TGL and Kok Pin “Darren” Tan no longer had any control over the ZCITY ordinary shares and (ii) Kok Pin “Darren,” the Initial ZCITY Stockholders and Chong Chan “Sam” Teo owned 100% of the shares of TGL common stock (Kok Pin “Darren” Tan owning approximately 97%). Subsequent to the date of the Share Swap Agreement, Kok Pin “Darren” Tan transferred 136,129 of his 142,858 shares of TGL common stock (post-split) to 16 individuals and entities and currently owns less than 5% of our common stock.

Executive Offices

Our principal executive offices are located at 276 5th Avenue, Suite 704 #739, New York, New York 10001 and No.29, Jalan PPU 2A, Taman Perindustrian Pusat Bandar Puchong, 47100 Puchong, Selangor, Malaysia. Our main telephone number is +6012 643 7688. Our corporate website address is https://treasureglobal.co. Our ZCITY website address is https://zcity.io. The information included on our websites is not part of this prospectus. All the websites are active. We do not incorporate the information on, or accessible through, our websites into this prospectus, and you should not consider any information on, or accessible through, our websites as part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	250,000 shares of our common stock at a purchase price of $10.00 per share of common stock.

Common stock to be outstanding after this offering	1,526,364 shares of common stock (as more fully described in the notes following this table)

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes and working capital. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S-7 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Nasdaq Capital Market symbol	TGL

Transfer Agent	VStock LLC, is the registrar and transfer agent of our Common Stock.

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 1,276,364 shares of our common stock outstanding as of December 10, 2025. Unless specifically stated otherwise, the information in this prospectus supplement is as of December 10, 2025 and excludes:

●	21,984 shares of our common stock issuable upon the exercise of warrants at an exercise price of $6.66 per share issued to Alumni Capital in purchase warrant dated October 10, 2024.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments or update to our risk factors thereto reflected in subsequent filings with the SEC. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our shares of common stock or other securities convertible into or exchangeable for our shares of common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our shares of common stock or other securities convertible into or exchangeable for our shares of common stock in future transactions may be higher or lower than the price per share in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-9 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We do not intend to pay dividends on our Common Stock so any returns will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Stock will appreciate in value or maintain the price at which you purchased them.

The sale of our common stock in this offering and any future sales of our common stock, or the perception that such sales could occur, may depress our share price and our ability to raise funds in new equity offerings.

We may from time to time issue additional common stock at a discount from the current trading price of our common stock. As a result, our shareholders would experience immediate dilution upon the purchase of any common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, units, warrants, preferred stock or common stock. Sales of our common stock in this offering and in the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Sales of a substantial number of our securities in the public market after this offering could cause our share price to fall.

Sales of a substantial number of our securities in the public market or the perception that these sales might occur could depress the market price of our securities and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our securities. The sale, or the availability for sale, of a large number of our common stock in the public market could cause the price of our common stock to decline.

We may require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our drug candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

Risks Related to Ownership of Our Common Stock

We may be delisted from The Nasdaq Capital Market, which could materially and adversely affect the liquidity and value of our common stock.

On December 2, 2025, we received a Staff Determination from Nasdaq notifying us that we were not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) and were ineligible for an additional compliance period under Listing Rule 5810(c)(3)(A)(iv) due to the cumulative ratio of our reverse stock splits over the prior two years. Although we have requested a hearing before a Nasdaq Hearings Panel, which stays any suspension or delisting action pending the Panel’s decision, there can be no assurance that the Panel will grant our request for continued listing or that we will otherwise regain compliance with the applicable listing requirements.

If our common stock is delisted from The Nasdaq Capital Market, trading in our shares could be significantly limited, and our stock could be quoted on the OTC Markets or another alternative trading venue. Any such delisting would likely reduce the liquidity and market price of our common stock, impair our ability to raise additional capital on favorable terms, result in the loss of institutional investor interest, and trigger defaults or penalties under certain of our contractual arrangements. Delisting could also negatively affect our business, financial condition, and prospects.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,985,000 after deducting the placement agent fees and commissions and estimated offering expenses payable by us, based upon the public offering price of $10.00 per share of Common Stock. We currently expect to use the net proceeds from this offering for working capital and general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will solely be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

CAPITALIZATION

The following sets forth our capitalization on a consolidated basis as of September 30, 2025:

●	on an actual basis;

●	on an as adjusted basis to reflect (i) the issuance of 889,096 shares from issuances to Alumni Capital pursuant to purchase notices and warrant exercises under the Company’s equity line of credit program and various other issuances and (ii) the issuance and sale of the common stock offered hereby at the public offering price, after deducting placement agent commissions and offering expenses payable by us.

This table should be read in conjunction with the other sections of this prospectus supplement and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted
Cash	1,250,478	3,575,478

Short term debt, including related party loans and amounts due to related parties	27,767	27,767
Total indebtedness	27,767	27,767

Stockholders’ equity:
Common stock, $0.00001 par value, 600,000,000 shares authorized, 387,268* shares issued and outstanding, actual; and 1,526,364 shares issued and outstanding as adjusted**	4	7

Additional paid-in capital	75,370,177	77,695,175
Accumulated deficit	(63,541,466)	(63,541,466)
Accumulated other comprehensive loss	143,993	143,993
Total stockholders’ (deficit) equity	11,972,708	14,297,708

Total capitalization	12,000,475	14,325,475

*	Giving retroactive effect to the 1-for-20 reverse stock split effected on December 5, 2025

DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the net tangible book value of their shares of common stock. Dilution in net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of September 30, 2025, was $8,825,452 or $22.79 per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date.

After giving effect to the sale of a total of 250,000 shares of common stock in this offering at an offering price of $10.00 per share for net proceeds of $2,325,000, our as adjusted net tangible book value as of September 30, 2025, would have been $11,150,452 or $17.50 per share of our common stock.

This represents an immediate decrease in net tangible book value per share of $5.29 to the existing stockholders and an immediate accretion in net tangible book value per share of $7.50 to new investors who purchase shares of common stock in the offering. The following table illustrates this per share dilution to new investors:

Public offering price per share		$10.00
Historical net tangible book value per share as of September 30, 2025	$22.79

Decrease in net tangible book value per share after giving effect to this offering	$(5.29)
As adjusted net tangible book value per share as of September 30, 2025		$17.50
accretion in net tangible book value per share to new investors		$(7.5)

The information in the table above is based on 387,268 shares of Common Stock outstanding on September 30, 2025, which has been retroactively adjusted to reflect the 1-for-20 reverse stock split effected in December 2025.

To the extent that outstanding warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

D. Boral Capital LLC (the “Placement Agent”) has agreed to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement.

Investors purchasing securities offered hereby have executed a securities purchase agreement with us pursuant to which we will sell to the investors an aggregate of 250,000 shares of common stock in this offering.. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering. The offering is expected to close on or about December 11, 2025, subject to customary closing conditions without further notice.

Fees and Expenses

The following table shows, on a per share and total basis, the offering price, placement agent fees and proceeds, before expenses to us.

	Per Share	Total
Public Offering Price and Proceeds, Before Expenses, to us	$10.000	$2,500,000.00
Placement Agent Fees(1)	$0.70	$175,000.00
Proceeds after expenses	$9.30	$2,325,000.00

(1)	We have agreed: (i) to pay a cash fee to the Placement Agent equal to 7% of the aggregate gross proceeds raised in this offering; and (ii) to reimburse certain expenses of the Placement Agent in connection with this offering.

In addition, subject to compliance with FINRA Rule 5110(f)(2)(D), we have agreed to reimburse the Placement Agent for all reasonable and documented out-of-pocket costs and expenses incident to the offering and the performance of the obligations of the Placement Agent (including, without limitation, the fees and expenses of the Placement Agent’s outside attorneys), provided that, such costs and expenses shall not exceed $80,000 without our prior written approval (such approval not to be unreasonably withheld, conditioned or delayed).

Tail Financing

The Placement Agent shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Placement Agent to the Company during the Engagement Period (as hereinafter defined), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the nine (9) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. “Engagement Period” means the period beginning on December 8, 2025 and ending on June 8, 2026.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the Placement Agent against liabilities under the Securities Act. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act of 1934 (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent may not engage in any stabilization activity in connection with our securities; and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Standstill

From the date of this prospectus supplement until thirty (30) days after the closing of this offering, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated by the Securities Purchase Agreement, except for the filing of a Form S-8 registration statement covering the employee equity incentive plans.

Electronic Distribution

This prospectus supplement may be made available in electronic format on websites or through other online services maintained by the Placement Agent, or by an affiliate. Other than this prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent or by an affiliate is not part of this prospectus or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Regulation M Restrictions

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of any shares of Common Stock sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M promulgated under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of shares offered hereby by the Placement Agent acting as a principal. Under these rules and regulations, the Placement Agent:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	must not engage in any stabilization activity in connection with our securities; and

●	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the Placement Agent may engage in passive market making transactions in our Common Stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of shares of our Common Stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker’s bid, however, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the Placement Agent and its affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates for which services they may receive customary fees, but we have no present arrangements to do so. Subject to Regulation M and other applicable statutes and regulations, in the course of its businesses, the Placement Agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Placement Agent may at any time hold long or short positions in such securities or loans.

The foregoing includes a brief summary of certain provisions of the Securities Purchase Agreement that we will enter into and does not purport to be a complete statement of their terms and conditions. A copy of the form of Securities Purchase Agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “TGL”.

The transfer agent and registrar for our shares of common stock is VStock LLC, 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

LEGAL MATTERS

Certain legal matters relating to the offering of the securities under this prospectus supplement will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Loeb & Loeb LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

EXPERTS

WWC, P.C., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2025, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our consolidated financial statements are incorporated by reference in reliance on WWC, P.C.’s report for the consolidated financial statements for the fiscal year ended June 30, 2025 given on its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the Commission under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at https://treasureglobal.co. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on October 14, 2025, and as amended on October 16, 2025;

●	The Registrant’s Quarterly Report on Form 10-Q for fiscal quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on October 24, 2025, October 28, 2025, October 29, 2025, October 30, 2025, November 12, 2025, November 21, 2025, November 25, 2025, December 3, 2025, and December 8, 2025; and

●

The description of the Registrant’s Common Stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on August 10, 2022, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to the effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (888) 554-8789 or by writing to us at the following address:

Treasure Global Inc

276 5th Avenue, Suite 704 #739

New York, New York 10001

Attn: Carlson Thow, Chief Executive Officer

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Treasure Global Inc

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement that includes a description of the method and terms of that offering.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “TGL.” The last reported sale price of our common stock on The Nasdaq Capital Market on March 21, 2024 was $4.46 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $8,972,705.14, based on 1,304,699 shares of outstanding common stock, of which 807,428 shares are held by non-affiliates, and a share price of $11.1127 per share, which was the closing sale price of our common stock as quoted on Nasdaq on February 14, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our common stock.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Other than our common stock, we have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 and any risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms the “Company,” “Treasure Global,” “TGL,” “we,” “our” and “us” or other similar terms mean Treasure Global Inc and our subsidiaries, ZCity Sdn Bhd (formerly known as Gem Reward Sdn Bhd), Morgan Global Sdn. Bhd, AY Food Ventures Sdn. Bhd. and Foodlink Global Sdn Bhd, unless we state otherwise or the context indicates otherwise.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the anticipated timing, costs, design and conduct of our ongoing and planned research and development for our products, our ability to commercialize our products and services, the impact of the coronavirus (COVID-19) pandemic and global geopolitical events, such as the ongoing conflict between Russia and Ukraine and the Middle East conflicts, on our business, the potential benefits of strategic agreements and our intent to enter into any strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MARKET, INDUSTRY AND OTHER DATA

This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business and markets for our products and services. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, technology and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

Our Mission

Our mission is to bring together the worlds of online e-commerce and offline physical retailers; widening consumer choice and rewarding loyalty, while sustaining and enhancing our earning potential.

Our Company

We have created an innovative online-to-offline (“O2O”) e-commerce platform business model offering consumers and merchants instant rebates and affiliate cashback programs, while providing a seamless e-payment solution with rebates in both e-commerce (i.e., online) and physical retailers/merchant (i.e., offline) settings.

Our proprietary product is an internet application (or “App”) branded “ZCITY App,” which was developed through our wholly owned subsidiary, ZCity Sdn. Bhd. (formerly known as Gem Reward Sdn. Bhd, name change effected on July 20, 2023) (“ZCITY”). The ZCITY App was successfully launched in Malaysia in June 2020. ZCITY is equipped with the know-how and expertise to develop additional/add-on technology-based products and services to complement the ZCITY App, thereby growing its reach and user base.

Through simplifying a user’s e-payment gateway experience, as well as by providing great deals, rewards and promotions with every use, we aim to make the ZCITY App Malaysia’s top reward and payment gateway platform. Our longer-term goal is for the ZCITY App and its ever-developing technology to become one of the most well-known commercialized applications more broadly in Southeast Asia and Japan.

As of March 19, 2024, we had 2,695,549 registered users and 2,026 registered merchants.

Our Consumer Business

Consumers in Southeast Asia (“SEA”) have access to a plethora of smart ordering, delivery and “loyalty” websites and apps, but in our experience, SEA consumers very rarely receive personalized deals based on their purchases and behavior.

The ZCITY App targets consumers through the provision of personalized deals based on consumers’ purchase history, location and preferences. Our technology platform allows us to identify the spending trends of our customers (the when, where, why, and how much). We are able to offer these personalized deals through the application of our proprietary artificial intelligence (“AI”) technology that scours the available database to identify and create opportunities to extrapolate the greatest value from the data, analyze consumer behavior and roll out attractive rewards-based campaigns for targeted audiences. We believe this AI technology is currently a unique market differentiator for the ZCITY App.

We operate our ZCITY App on the hashtag: “#RewardsOnRewards.” We believe this branding demonstrates to users the ability to spend ZCITY App-based Reward Points (or “RP”) and “ZCITY Cash Vouchers” with discount benefits at checkout. Additionally, users can use RP while they earn rewards from selected e-Wallet or other payment methods.

ZCITY App users do not require any on-going credit top-up or need to provide bank card number with their binding obligations. We have partnered with Malaysia’s leading payment gateway, iPay88, for secure and convenient transactions. Users can use our secure platform and enjoy cashless shopping experiences with rebates when they shop with e-commerce and retail merchants through trusted and leading e-wallet providers such as Touch’n Go eWallet, Boost eWallet, GrabPay eWallet and credit card/online banking like the “FPX” (the Malaysian Financial Process Exchange) as well as more traditional providers such as Visa and Mastercard.

Our ZCITY App also provides the following functions:

1.	Registration and Account verification

Users may register as a ZCITY App user simply, using their mobile device. They can then verify their ZCITY App account by submitting a valid email address to receive new user “ZCITY Newbie Rewards.”

2.	Geo-location-based Homepage

Based on the users’ location, nearby merchants and exclusive offers are selected and directed to them on their homepage for a smooth, user-friendly interaction.

3.	Affiliate Partnership

Our ZCITY App is affiliated with more than five local services providers such as Shopee and Lazada. The ZCITY App allows users to enjoy more rewards when they navigate from the ZCITY App to a partner’s website.

4.	Bill Payment & Prepaid service

Users can access and pay utility bills, such as water, phone, internet and TV bills, while generating instant discounts and rewards points with each payment.

5.	Branded e-Vouchers

Users can purchase their preferred e-Vouchers with instant discounts and rewards points with each checkout.

6.	User Engagement through Gamification

Users can earn daily rewards by playing our ZCITY App minigame “Spin & Win” where they can earn further ZCITY RP, ZCITY e-Vouchers as well as monthly grand prizes.

7.	ZCITY RAHMAH Package

ZCITY has collaborated with the Ministry of Domestic Trade and Cost of Living (KPDN) for the launch of the ‘Payung Rahmah’ program (“ZCITY RAHMAH Package”). This program offers a comprehensive package of living essential e-vouchers on the ZCITY app for items such as petrol, food, and bills. ZCITY users will be able to purchase vouchers for these items at reduced prices, thereby assisting low-income Malaysians and helping to address this societal challenge.

8.	TAZTE Smart F&B system

ZCITY App offers a “Smart F&B” system that provides a one stop solution and digitalization transformation for all registered Food and Beverage (“F&B”) outlets located in Malaysia. It also allows merchants to easily record transactions with QR Digital Payment technology, set discounts and execute RP redemptions and rewards online on the ZCITY App.

By utilizing our CRM analytics software to attract and retain consumers through personalized promotions, we believe that data-driven engagement can be more efficiently harnessed to generate greater profitability.

9.	Zstore

Zstore is ZCITY App’s e-mall service that offers group-buys and instant rebate to users with embedded AI and big data analytics to provide an express shopping experience. The functionality and benefit of users to use the Zstore can be summarized within the chart below, which also illustrates some of our key partnerships by category:

Reward Points. Operating under the hashtag #RewardsOnRewards, we believe the ZCITY App reward points program encourages users to sign up on the App, as well as increasing user engagement and spending on purchases/repeat purchases and engenders user loyalty.

Furthermore, we believe the simplicity of the steps to obtaining Reward Points (or “RP”) is an attractive incentive to user participation in that participants receive:

●	200 RP for registration as a new user;

●	100 RP for referral of a new user;

●	Conversion of Malaysian ringgit spent into RP;

●	50% RP of every user paid amount; and

●	25% RP of every referred user paid amount as a result of the referral.

The key objectives of our RP are:

●	Social Engagement;

○	RP are offered to users for increased social engagement.

●	Spending;

○	RP incentivizes users with every MYR spent in order to increase the spending potential and to build users loyalty.

●	Sign-up; and

○	Drives loyalty and greater customer engagement. Every new user onboarded will get 200 RP as welcoming gift.

●	Referral Program;

○	Rewards users with RP when they refer a new user.

Offline Merchant

When using our ZCITY App to make payment to a registered physical merchant, the system will automatically calculate the amount of RP to deduct. The deducted RP amount is based on the percentage of profit sharing as with the merchant and the available RP of the user.

Online Merchant

When using our ZCITY App to pay utility bills or purchase any e-vouchers, our system shows the maximum RP deduction allowed and the user determines the amount of discount deducted subject to maximum deductions described below and the number of RP owned by such user.

Different features have different maximum deduction amounts. For example, for bill payments, the maximum deduction is up to 3% of the bill amount. For e-vouchers, the maximum deduction is up to 5% of the voucher amount.

In order to increase the spending power of the user, our ZCITY App RP program will credit RP to the user for all MYR paid.

Merchant Facing Business

At present, our ZCITY merchants are concentrated in the F&B and lifestyle sectors. Moving forward, we plan to expand our product/service offering to include grocery stores, convenience stores, “micro-SME” (“small to medium size enterprises”) loan programs, affiliate programs and advertising agencies.

We believe that ZCITY’s TAZTE Smart F&B System, launched in the fourth quarter of 2022, provides merchants with a one-stop automated solution to digitalize their business. It offers an innovative and integrated technology ecosystem that addresses and personalizes each merchant’s technological needs and aims to be at the forefront of creating a smart consumer experience, thereby eliminating conventional and outdated standalone point of sale (or “POS”) systems.

TAZTE allows merchants to effortlessly record transactions with online payment or QR digital payment technology, set discounts and execute RP redemptions and rewards online, all via our ZCITY App. It utilizes ZCITY App’s CRM analytics software to attract and retain consumers through personalized, data-driven engagement to generate greater profitability.

TAZTE Smart F&B System also features a ‘Deviceless Queue System’ that reduces staff headcount and a private domain delivery service that will allow merchants access to multiple dedicated delivery partners to ensure outstanding delivery service to consumers.

Foodlink

As we became closer to the F&B industry and increased our understanding, we saw a significant opportunity that would not only support the distribution of TAZTE, but establish several new revenue streams for us. Our strategic plan is to establish synergies with our technology solutions by becoming a master licensor of F&B companies in Southeast Asia. We will adopt TAZTE into new restaurants, while also receiving revenue from monthly licensing fees and start-up fees with little barrier to entry.

Under the subsidiary named “Foodlink” that TGL has established to house F&B master franchisor activity, the subsidiary will manage all brand royalties and related IP through lease, ownership or JV agreements; and provide F&B consulting including market & product optimization as well as supply chain monetization. TAZTE Smart F&B System shall be adopted in Morgan Global and AY Food Venture licensee holder.

Revenue Model

ZCITY’s revenues are generated from a diversified mix of:

●	e-commerce activities for users;

●	services to merchants to help them grow their businesses; and

●	membership subscription fees.

The revenue streams consist of “Consumer Facing” revenues and “Merchant Facing” revenues.

The revenue streams can be further categorized as following: (1) product and loyalty program revenue, (2) transaction revenue, and (3) agent subscription revenue. Please see “Management’s Discussion and Analysis–Revenue Recognition.”

Going Concern

As of December 31, 2023, management has determined there is substantial doubt about the Company’s ability to continue as a going concern. The Company may need to obtain funds to support its working capital, the methods of which include, without limitation, the following:

●	equity financing;

●	other available sources of financing (including debt) from Malaysian banks and other financial institutions; and

●	financial support and credit guarantee commitments from the Company’s related parties.

There can be no assurance that the Company will be successful in securing sufficient funds to sustain its operations.

Recent Developments

Nasdaq

On March 20, 2024, the Company received a written notice from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) dated March 20, 2024, notifying the Company that (i) it was not in compliance with the shareholder approval requirement of Nasdaq Listing Rule 5635(c) (the “Rule”) because on October 11, 2023, the Company issued restricted shares in the aggregate amount of 1,816,735 in exchange for the cancellation of $321,562.08 of debt, resulting in an effective price per share of $0.176, 1,057,519 of such shares were issued to Chong Chan Teo, the Company’s Chief Executive Officer (the “CEO”), and the closing bid price on the day preceding the signing of the binding agreement was $0.192, (ii) the aforementioned issuance of shares to the CEO were issued at a discount and as such, required shareholder approval under the Rule and (iii) the Company regained compliance with the Rule on March 13, 2024, when the CEO made a cash payment to the Company to bring the effective price per share to at least the closing bid price on the day preceding the issuance of the shares.

Software Purchase

We entered into a Software Purchase Agreement (the “Purchase Agreement”) with Myviko Holding Sdn. Bhd. (“Myviko”), in which Myviko agreed to transfer all rights, title and interest to us, including without limitation, all computer software and its source code and software licenses in exchange for the issuance of 198,412 shares of common stock (the “Shares”). The Shares were issued on March 13, 2024.

 Stock Split

On January 5, 2024, our Board of Directors (“Board”) and stockholders approved the adoption of an amendment to our Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.00001 per share, at a specific ratio ranging from one-for-ten (1:10) and one-for-seventy (1:70). On February 19, 2024, our Board determined that the Split would be completed as a 1-for-70 reverse stock split, reducing the aggregate number of outstanding shares of Common Stock from 77,439,309 shares to a total of 1,106,276 shares outstanding and filed an amendment to our Charter with the Secretary of State of Delaware for the 1-for-70 Split on February 22, 2024, effective 12:00 a.m. on February 27, 2024. The number of authorized shares of our common stock remained unchanged at 150,000,000 shares after the Split. Except for the number of authorized shares of common stock, all common stock share numbers, option numbers, warrant numbers, other derivative security numbers and exercise prices appearing in this prospectus have been adjusted to give effect to the Split.

Nasdaq Hearing Panel Request

On August 17, 2023, we received a letter from the Nasdaq Listing Qualifications Staff of Nasdaq therein stating that for the 30 consecutive business day period between July 6, 2023 through August 16, 2023, our common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until February 13, 2024, to regain compliance with the Bid Price Rule.

To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days, unless extended by Nasdaq under Nasdaq Rule 5810(c)(3)(H), prior to February 13, 2024. If we do not regain compliance with the Bid Price Rule by February 13, 2024, we may be eligible for an additional 180-day period to regain compliance.

On February 15, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of Nasdaq stating that we have not regained compliance with the Bid Price Rule and that Nasdaq determined that the common stock will be scheduled for delisting unless we request an appeal of this determination from the Nasdaq Hearings Panel (the “Panel”).

On February 16, 2024, we submitted a hearing request to the Panel to appeal Nasdaq’s determination and a compliance plan, which in accordance with Nasdaq rules stays the delisting of the common stock from Nasdaq pending the Panel’s decision. The hearing was scheduled to occur on April 16, 2024. On March 20, 2024, we received a letter from the Panel informing us that since our common stock had traded at $1.00 per share or greater for a 10 consecutive business day period between February 27, 2024 and March 20, 2024, the hearing request was deemed moot. Accordingly, the Panel determined that we had regained compliance with the Bid Price Rule.

There can be no assurance that we will maintain compliance with the Bid Price Rule or any of the other Nasdaq continued listing requirements. If the common stock is delisted, it could be more difficult to buy or sell the common stock or to obtain accurate quotations, and the price of the shares of common stock could suffer a material decline. Delisting could also impair our ability to raise capital.

VT Smart Venture

On December 19, 2023, VT Smart Venture Sdn Bhd (the “Developer”), a company that is in the business of, among other things, technology services, and us entered into a Software Development Agreement (the “Software Agreement”), in which the Developer provided application, services and turnkey solutions on software development in various aspects, including customization, software design layout, creative media platform development, artificial embedded and artificial intelligence related media platform and design in exchange for USD$1,000,000 worth of common stock or 142,858 shares (post-split) valued at USD $7.00 per share. The term of the Software Agreement ended on January 19, 2024.

November 2023 Offering

On November 28, 2023, we entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton LLC as the underwriter (the “EF Hutton”), relating to a firm commitment underwritten public offering (the “November 2023 Offering”) of (i) 371,629 shares of common stock (post-split) at a public offering price of $7.00 per share of common stock and (ii) 200,000 pre-funded warrants (the “Pre-Funded Warrants”) (post-split), each with the right to purchase one share of common stock, at a public offering price of $6.993 per Pre-Funded Warrant, for gross proceeds of $4 million. A registration statement on Form S-1, as amended (File No. 333-275411), relating to the November 2023 Offering was declared effective by the SEC on November 13, 2023. The November 2023 Offering was made only by means of a prospectus forming a part of the effective registration statement. In addition, we granted EF Hutton a 45-day over-allotment option to purchase up to 85,745 additional shares of common stock and/or Pre-Funded Warrants (post-split). The November 2023 Offering closed on November 30, 2023. EF Hutton did not exercise its over-allotment option.

The net proceeds to us from the November 2023 Offering were approximately $3.6 million, after deducting underwriting discounts and commissions and the payment of other offering expenses associated with the November 2023 Offering that were payable by us. We paid EF Hutton an underwriting discount equal to 7.0% of the gross proceeds of the November 2023 Offering and a non-accountable expense fee equal to 1.0% of the gross proceeds of the November 2023 Offering.

We used part of the net proceeds of the November 2023 Offering for repayment of convertible debentures issued to YA II PN, Ltd. on December 6, 2023, and intend to use the other part of the net proceeds for general corporate purposes, including working capital.

Issuance of Common Stock in Repayment of Debt

On October 30, 2023, we issued 15,108 shares of our common stock (post-split) to our Chief Executive Officer, Chong Chan “Sam” Teo and 10,846 shares of our common stock (post-split) to our former chief executive officer, Kok Pin “Darren” Tan in repayment of $187,180 and $134,381 of debt, respectively.

AI Software License Agreement

On October 12, 2023, our wholly owned subsidiary, ZCity Sdn Bhd and AI Lab Martech Sdn. Bhd. (the “Licensor”), a company that provides application, services and turnkey solutions on artificial intelligence (“AI”) in various aspects, including customization, video production, brand engagement, marketing and content creation, entered into a 12 month License and Service Agreement (the “AI License Agreement”), in which the Licensor shall provide a non-exclusive, non-transferable, royalty-free license to use and operate an AI software solutions in exchange for the issuance of 42,044 shares of our common stock (post-split). The AI License Agreement is renewable for an additional 12 month term. The AI License Agreement may be terminated by any party thereto if the other party materially breaches any of its terms or if the other party is subject to any form of insolvency administration, ceases to conduct its business or has a liquidator appointed over any part of its assets.

For more information about our Company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Corporate Information

Treasure Global Inc is a holding company incorporated on March 20, 2020, under the laws of the State of Delaware. TGL has no substantive operations other than holding all of the outstanding shares of ZCity Sdn Bhd (formerly known as Gem Reward Sdn Bhd), which was established under the laws of the Malaysia on June 6, 2017, through a reverse recapitalization.

Prior to March 11, 2021, TGL and ZCITY were separate companies under the common control of Kok Pin “Darren” Tan, which resulted from Mr. Tan’s prior 100% ownership of TGL and his prior 100% voting and investment control over ZCITY pursuant to the Beneficial Shareholding Agreements. For a more detailed description of the Beneficial Shareholding Agreements and Mr. Tan’s common control over TGL and ZCITY see Part I, Item 1. “Business – Corporate Structure.”

On March 11, 2021, TGL and ZCITY were reorganized into a parent subsidiary structure pursuant to the Share Swap Agreement in which TGL exchanged the swap shares for all of the issued and outstanding equity of ZCITY. Pursuant to the Share Swap Agreement, the purchase and sale of the swap shares was completed on March 11, 2021, but the issuance of the swap shares did not occur until October 27, 2021 when TGL amended its certificate of incorporation to increase the number of its authorized common stock to a number that was sufficient to issue the swap shares. As a result of the Share Swap Agreement, (i) ZCITY became the 100% subsidiary of TGL and Kok Pin “Darren” Tan no longer had any control over the ZCITY ordinary shares and (ii) Kok Pin “Darren,” the Initial ZCITY Stockholders and Chong Chan “Sam” Teo owned 100% of the shares of TGL common stock (Kok Pin “Darren” Tan owning approximately 97%). Subsequent to the date of the Share Swap Agreement, Kok Pin “Darren” Tan transferred 136,129 of his 142,858 shares of TGL common stock (post-split) to 16 individuals and entities and currently owns less than 5% of our common stock.

Executive Offices

Our principal executive offices are located at 276 5th Avenue, Suite 704 #739, New York, New York 10001 and No.29, Jalan PPU 2A, Taman Perindustrian Pusat Bandar Puchong, 47100 Puchong, Selangor, Malaysia. Our main telephone number is +6012 643 7688. Our corporate website address is https://treasureglobal.co. Our ZCITY website address is https://zcity.io. The information included on our websites is not part of this prospectus. All the websites are active. We do not incorporate the information on, or accessible through, our websites into this prospectus, and you should not consider any information on, or accessible through, our websites as part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under this section and the section titled “Risk Factors” contained in the applicable prospectus supplement, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, and the documents incorporated by reference that we may authorize for use in connection with a specific offering. The risks described in this section and in these documents are not the only ones we face, but those that we consider being material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

There is substantial doubt about our ability to continue as a going concern.

We have incurred substantial operating losses since our inception. For the year ended June 30, 2023, we had approximately $4.6 million cash on hand, an accumulated deficit of approximately $31.4 million at June 30, 2023, a net loss of approximately $11.7 million for the year ended June 30, 2023, and approximately $9.6 million net cash used by operating activities for the year ended June 30, 2023. For the six month period ended December 31, 2023, we had approximately $1.23 million cash on hand, an accumulated deficit of approximately $34.78 million at December 31, 2023, a net loss of approximately $3.34 million for the six month period ended December 31, 2023, and approximately $3.1 million net cash used by operating activities for the six month period ended December 31, 2023.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We anticipate incurring additional losses until such time, if ever, that we will be able to effectively market our products and services.

Our ability to continue as a going concern is dependent on our available cash, how well we manage that cash, and our operating requirements. We will need to raise additional capital to continue as a going concern. Our monthly operating costs may exceed our working capital in the event that we are unable to raise sufficient funds through a financing transaction at the time we need capital.

If we have insufficient capital to operate our business under our current business plan, we have contingency plans for our business that include, among other things, the delay of the introduction of new products and services and a reduction in headcount which is expected to substantially reduce revenue growth and delay our profitability. It is likely that our implementation of these contingency plans will have a material adverse effect on our business, results of operations and financial condition. In addition, we will likely need to consider additional cost reduction strategies, which may include, among others, amending, delaying, limiting, reducing or terminating our development programs, and we may need to seek an in-court or out-of-court restructuring of our liabilities, including potentially a bankruptcy proceeding, or to substantially reduce or totally cease our operations. In the event of such restructuring activities, holders of our common stock and other securities will likely suffer a total loss of their investment.

From time to time, we will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that we will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute investors and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit our ability to pay dividends or make other distributions to stockholders. If we are unable to obtain such additional financing, future operations would need to be scaled back or discontinued.

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history on which to base an evaluation of our business and prospects. We are subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets such as the internet, technology and payment systems. The likelihood of our success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for us include, but are not limited to, dependence on the success and acceptance of our services, the ability to attract and retain a suitable client base and the management of growth. To address these risks, we must, among other things, generate increased demand, attract a sufficient clientele base, respond to competitive developments, increase the “ZCITY” brand names’ visibility, successfully introduce new services, attract, retain and motivate qualified personnel and upgrade and enhance our technologies to accommodate expanded service offerings. In view of the rapidly evolving nature of our business and our limited operating history, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

We are therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues.

If we fail to raise capital when needed it will have a material adverse effect on our business, financial condition and results of operations.

We have limited revenue-producing operations and will require the proceeds from our recently concluded offering to execute our full business plan. We believe the proceeds from our November 2023 offering plus other transactions will be sufficient to cover our funding needs through the middle of the second calendar quarter of 2024. Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to us, or that such financing would not result in a substantial dilution of shareholder interest. A failure to raise capital when needed would have a material adverse effect on our business, financial condition and results of operations. In addition, debt and other equity financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, we may be required to reduce, curtail or discontinue operations.

None of our material contracts are long term and if not renewed could have a material adverse effect on our business.

We have entered into material contracts with a number of companies that directly or indirectly provide the goods and services that appear on our ZCITY App. The majority of these contracts can be terminated by any party with 30 days’ notice. The contract with iPay88 (the “iPay88 Agreement”), which provides the payment gateway for many of the brands that can be accessed through the ZCITY App, has no termination clause which means that iPay88 could terminate the iPay88 Agreement without any notice. If one or more of these contracts were not renewed or were terminated and we were not able to enter into agreements with others that could replace these services, the ZCITY App could lose material features and in turn we could find it harder to maintain and grow our user base, which would have a material adverse effect on our business. For a description of these material contracts See “Business—About ZCITY App.”

We rely on email, internet search engines and application marketplaces to drive traffic to our ZCITY App, certain providers of which offer products and services that compete directly with our products. If links to our applications and website are not displayed prominently, traffic to our ZCITY App could decline and our business would be adversely affected.

Email continues to be a verification source of organic traffic for us. If email providers or internet service providers implement new or more restrictive email or content delivery or accessibility policies, including with respect to net neutrality, it may become more difficult to deliver emails to our users or for user verification process. For example, certain email providers, including Google, categorize our emails as “promotional,” and these emails are directed to an alternate, and less readily accessible, section of a users’ inbox. If email providers materially limit or halt the delivery of our emails, or if we fail to deliver emails to users in a manner compatible with email providers’ email handling or authentication technologies, our ability to contact users through email could be significantly restricted. In addition, if we are placed on “spam” lists or lists of entities that have been involved in sending unwanted, unsolicited emails, marketing campaigns and business updates could be substantially harmed.

We rely heavily on Internet search engines, such as Google, to drive traffic to our ZCITY App through their unpaid search results and on application marketplaces to drive downloads of our applications. Although search results and application marketplaces have allowed us to attract a large audience with low organic traffic acquisition costs to date, if they fail to drive sufficient traffic to our ZCITY App, we may need to increase our marketing spend to acquire additional traffic. We cannot assure you that the value we ultimately derive from any such additional traffic would exceed the cost of acquisition, and any increase in marketing expense may in turn harm our operating results.

The amount of traffic we attract from search engines is due in large part to how and where information from and links to our website are displayed on search engine result pages. The display, including rankings, of unpaid search results can be affected by a number of factors, many of which are not in our direct control, and may change frequently. Search engines have made changes in the past to their ranking algorithms, methodologies and design layouts that may have reduced the prominence of links to our ZCITY App and negatively impacted our traffic, and we expect they will continue to make such changes from time to time in the future. Similarly, marketplace operators may make changes to their marketplaces that make access to our products more difficult. For example, our applications may receive unfavorable treatment compared to the promotion and placement of competing applications, such as the order in which they appear within marketplaces.

We may not know how or otherwise be in a position to influence search results or our treatment in application marketplaces. With respect to search results in particular, even when search engines announce the details of their methodologies, their parameters may change from time to time, be poorly defined or be inconsistently interpreted. For example, Google previously announced that the rankings of sites showing certain types of app install interstitials could be penalized on its mobile search results pages. While we believe the type of interstitial we currently use is not being penalized, we cannot guarantee that Google will not unexpectedly penalize our app install interstitials, causing links to our mobile website to be featured less prominently in Google’s mobile search results and harming traffic to our ZCITY App as a result.

In some instances, search engine companies and application marketplaces may change their displays or rankings in order to promote their own competing products or services or the products or services of one or more of our competitors. For example, Google has integrated its local product offering with certain of its products, including search and maps. The resulting promotion of Google’s own competing products in its web search results has negatively impacted the search ranking of our website. Because Google in particular is the most significant source of traffic to our website, accounting for a substantial portion of the visits to our website, our success depends on our ability to maintain a prominent presence in search results for queries regarding local businesses on Google. As a result, Google’s promotion of its own competing products, or similar actions by Google in the future that have the effect of reducing our prominence or ranking on its search results, could have a substantial negative effect on our business and results of operations.

The ecommerce market is highly competitive and if we do not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis our business could be adversely affected.

The internet-based ecommerce business is highly competitive and we compete with several different types of companies that offer some form of user-vendor connection experience, as well as marketing data companies. Certain of these competitors may have greater industry experience or financial and other resources than us.

To become and remain competitive, we will require research and development, marketing, sales and client support. We may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect our business, financial condition and results of operations. We intend to differentiate ourselves from competitors by developing a payments platform that allows consumers and merchants to accept and use bonus points.

The market for consumer’s lifestyle is rapidly evolving and intensely competitive, and we expect competition to intensify further in the future. There is no guarantee that any factors that differentiate us from our competitors will give us a market advantage or continue to be a differentiating factor for us in the foreseeable future. Competitive pressures created by our direct or indirect competitors could have a material adverse effect on our business, results of operations and financial condition.

The market for our ZCITY App is new and unproven.

We were founded in 2020 and ZCITY was founded in 2017 and since our inception have been creating products for the developing and rapidly evolving market for API-based software platforms, a market that is largely unproven and is subject to a number of inherent risks and uncertainties. We believe that our future success will depend in large part on the growth, if any, in the market for software platforms that provide features and functionality to create the entire lifestyle ecosystem. It is difficult to predict customer adoption and renewal rates, customer demand for our solutions, the size and growth rate of the overall market that our ZCITY App addresses, the entry of competitive products or the success of existing competitive products. Any expansion of the market our ZCITY App addresses depends upon a number of factors, including the cost, performance and perceived value associated with such solutions. If the market our ZCITY App addresses does not achieve significant additional growth or there is a reduction in demand for such solutions caused by a lack of customer acceptance, technological challenges, competing technologies and products or decreases in corporate spending, it could have a material adverse effect on our business, results of operations and financial condition.

If we are unable to expand our systems or develop or acquire technologies to accommodate increased volume or an increased variety of operating systems, networks and devices broadly used in the marketplace our ZCITY App could be impaired.

We seek to generate a high volume of traffic and transactions through our technologies. Accordingly, the satisfactory performance, reliability and availability of our website and platform, processing systems and network infrastructure are critical to our reputation and our ability to attract and retain large numbers of users who transact sales on our platform through a variety of operating systems, networks and devices while maintaining adequate customer service levels. Our revenues depend, in substantial way, on the volume of user transactions that are successfully completed. Any system interruptions that result in the unavailability of our service or reduced customer activity would ultimately reduce the volume of transactions completed. Interruptions of service may also diminish the attractiveness of our company and our services. Any substantial increase in the volume of traffic on our ZCITY App, the number of transactions being conducted by customers or substantial increase in the variety of operating systems, networks or devices that are broadly used in the market will require us to expand and upgrade our technology, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of the ZCITY App or timely expand and upgrade our systems and infrastructure to accommodate such increases or increases in the variety of operating systems, networks or devices in a timely manner. Any failure to expand or upgrade our systems could have a material adverse effect on our business, results of operations and financial condition.

We use internally developed systems to operate our service and for transaction processing. We must continually enhance and improve these systems in order to accommodate the level of use of our products and services and increase our security. Furthermore, in the future, we may add new features and functionality to our services that would result in the need to develop or license additional technologies. Our inability to add new software and hardware to develop and further upgrade our existing technology, transaction processing systems or network infrastructure to accommodate increased traffic on our platforms or increased transaction volume through our processing systems or to accommodate new operating systems, networks or devices broadly used in the marketplace or to provide new features or functionality may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality of the user’s experience on our service, and delays in reporting accurate financial information. There can be no assurance that we will be able in a timely manner to effectively upgrade and expand our systems or to integrate smoothly any newly developed or purchased technologies with our existing systems. Any inability to do so would have a material adverse effect on our business, results of operations and financial condition.

As we increase our reliance on cloud-based applications and platforms to operate and deliver our products and services, any disruption or interference with these platforms could adversely affect our financial condition and results of operations.

We rely on cloud-based applications and platforms for critical business functions. We also are migrating a significant portion of our computing infrastructure to third party hosted cloud-based computing platforms. If we are not able to complete this migration on our expected timeline, we could incur additional costs. Further, these migrations can be risky and may cause disruptions to the availability of our products due to service outages, downtime or other unforeseen issues that could increase our costs. We also may be subject to additional risk of cybersecurity breaches or other improper access to our data or confidential information during or following migrations to cloud-based computing platforms. In addition, cloud computing services may operate differently than anticipated when introduced or when new versions or enhancements are released. As we increase our reliance on cloud-based computing services, our exposure to damage from service interruptions may increase. In the event any such issues arise; it may be difficult for us to switch our operations from our primary cloud-based providers to alternative providers. Further, any such transition could involve significant time and expense and could negatively impact our ability to deliver our products and services, which could harm our financial condition and results of operations.

Our failure to successfully market our ZCITY App could result in adverse financial consequences.

We believe that continuing to strengthen our ZCITY App is critical to achieving our widespread acceptance, particularly in light of the competitive nature of our market. Promoting and positioning our ZCITY App will depend largely on the success of our marketing efforts and our ability to provide high quality services. In order to promote our ZCITY App, we will need to increase our marketing budget and otherwise increase our financial commitment to creating and maintaining brand loyalty among users. There can be no assurance that ZCITY App promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by us in building our ZCITY App. Further, there can be no assurance that any new users attracted to us will conduct transactions over the ZCITY App on a regular basis. If we fail to promote and maintain our brand or incur substantial expenses in an attempt to promote and maintain our brand or if our existing or future strategic relationships fail to promote the ZCITY App or increase awareness, our business, results of operations and financial condition would be materially adversely affected.

We may not be able to successfully develop and promote new products or services which could result in adverse financial consequences.

We plan to expand our operations by developing and promoting new or complementary services, products or transaction formats or expanding the breadth and depth of services. There can be no assurance that we will be able to expand our operations in a cost-effective or timely manner or that any such efforts will maintain or increase overall market acceptance. Furthermore, any new business or service launched by us that is not favorably received by consumers could damage our reputation and diminish the value of our brand. Expansion of our operations in this manner would also require significant additional expenses and development, operations and other resources and would strain our management, financial and operational resources. The lack of market acceptance of such services or our inability to generate satisfactory revenues from such expanded services to offset their cost could have a material adverse effect on our business, results of operations and financial condition.

In addition, if we are unable to keep up with changes in technology and new hardware, software and services offerings, for example, by providing the appropriate training to out account managers, sales technology specialists, engineers and consultants to enable them to effectively sell and deliver such new offerings to customers, our business, results of operations or financial condition could be adversely affected.

A decline in the demand for goods and services of the merchants included in the ZCITY App could result in adverse financial consequences.

We expect to derive most of our revenues from fees from successfully completed transactions on our consumer facing platforms. Our future revenues will depend upon continued demand for the types of goods and services that are offered by the merchants that are included on such platforms. Any decline in demand for the goods offered through our services as a result of changes in consumer trends could have a material adverse effect on our business, results of operations and financial condition.

The effective operation of our platform is dependent on technical infrastructure and certain third-party service providers.

Our ability to attract, retain and serve customers is dependent upon the reliable performance of our ZCITY App and the underlying technical infrastructure. We may fail to effectively scale and grow our technical infrastructure to accommodate these increased demands. In addition, our business will be reliant upon third party partners such as financial service providers and cash-out providers, payment terminals and equipment providers. Any disruption or failure in the services from third party partners used to facilitate our business could harm our business. Any financial or other difficulties these partners face may adversely affect our business, and we exercise little control over these partners, which increases vulnerability to problems with the services they provide.

There is no assurance that we will be profitable.

There is no assurance that we will earn profits in the future or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities.

We could lose the right to the use of our domain names.

We have registered domain names for our website that we use in our business. If we lose the ability to use a domain name, whether due to trademark claims, failure to renew the applicable registration, or any other cause, we may be forced to market our products under a new domain name, which could cause us substantial harm, or to incur significant expense in order to purchase rights to the domain name in question. In addition, our competitors and others could attempt to capitalize on our brand recognition by using domain names similar to ours, especially in light of our expected expansion in SEA countries and East Asia. Domain names similar to ours may be registered in the United States and elsewhere. We may be unable to prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks. Protecting and enforcing our rights in our domain names may require litigation, which could result in substantial costs and diversion of management’s attention.

We may be required to expend resources to protect ZCITY App information or we may be unable to launch our services.

From time to time, other companies may copy information from our ZCITY App, through website scraping, robots or other means, and publish or aggregate it with other information for their own benefit. We have no assurance other companies will not copy, publish or aggregate content from our ZCITY App in the future. When third parties copy, publish or aggregate content from our ZCITY App, it makes them more competitive, and decreases the likelihood that consumers will visit our website or use our mobile app to find the information they seek, which could negatively affect our business, results of operations and financial condition. We may not be able to detect such third-party conduct in a timely manner and, even if we could, we may not be able to prevent it. In some cases, particularly in the case of websites operating outside of the United States, our available remedies may be inadequate to protect us against such practices. In addition, we may be required to expend significant financial or other resources to successfully enforce our rights.

Breaches of our online commerce security could occur and could have an adverse effect on our reputation.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography and cybersecurity or other events or developments will not result in a compromise or breach of the technology used by us to protect customer transaction data. If any such compromise of our security were to occur, it could have a material adverse effect on our reputation and, therefore, on our business, results of operations and financial condition. Furthermore, a party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. There can be no assurance that our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business, results of operations and financial condition.

We may not have the ability to manage our growth.

We anticipate that significant expansion will be required to address potential growth in our customer base and market opportunities. Our anticipated expansion is expected to place a significant strain on our management, operational and financial resources. To manage any material growth of our operations and personnel, we may be required to improve existing operational and financial systems, procedures and controls and to expand, train and manage our employee base. There can be no assurance that our planned personnel, systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that our management will be able to successfully identify, manage and exploit existing and potential market opportunities. If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations may be materially adversely affected.

We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed.

We are, and will be, heavily dependent on the skill, acumen and services of our management and other employees. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. All of our officers and employees are at-will employees, which means they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be harmed.

Illegal use of our ZCITY App could result in adverse consequences to us.

Despite measures we will implement to detect and prevent identify theft or other fraud, our ZCITY App remains susceptible to potentially illegal or improper uses. Despite measures we will take to detect and lessen the risk of this kind of conduct, we cannot assure that these measures will succeed. Our business could suffer if customers use the ZCITY App for illegal or improper purposes.

If merchants on our ZCITY App are operating illegally, we could be subject to civil and criminal lawsuits, administrative action and prosecution for, among other things, money laundering or for aiding and abetting violations of law. We would lose the revenues associated with these accounts and could be subject to material penalties and fines, both of which would seriously harm our business.

We are subject to certain risks by virtue of our international operations.

We operate and expand internationally. We expect to expand our international operations significantly by accessing new markets abroad and expanding our offerings in new languages: not less than all languages in SEA countries and Japan. Our platform is now available in English and several other languages. However, we may have difficulty modifying our technology and content for use in non-English-speaking markets or fostering new communities in non-English-speaking markets. Our ability to manage our business and conduct our operations internationally requires considerable management attention and resources, and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. Furthermore, in most international markets, we would not be the first entrant, and our competitors may be better positioned than we are to succeed. Expanding internationally may subject us to risks that we have either not faced before or increase our exposure to risks that we currently face, including risks associated with:

●	recruiting and retaining qualified, multi-lingual employees, including customer support personnel;

●	increased competition from local websites and guides and potential preferences by local populations for local providers;

●	compliance with applicable foreign laws and regulations, including different privacy, censorship and liability standards and regulations and different intellectual property laws;

●	providing solutions in different languages for different cultures, which may require that we modify our solutions and features to ensure that they are culturally relevant in different countries;

●	the enforceability of our intellectual property rights;

●	credit risk and higher levels of payment fraud;

●	compliance with anti-bribery laws;

●	currency exchange rate fluctuations;

●	foreign exchange controls that might prevent us from repatriating cash earned outside the United States;

●	political and economic instability in some countries;

●	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate; and

●	higher costs of doing business internationally.

We do not have liability business interruption, litigation or natural disaster insurance.

We do not have any business liability, disruption insurance or any other forms of insurance coverage for our operations in Malaysia because our business is still in planning and early stage. Any potential liability, business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

The economy of Malaysia in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development of the economy in Malaysia. We cannot assure you that the Malaysian economy will continue to grow at the same pace as in the past. Economic growth is determined by countless factors, and it is extremely difficult to predict with any level of absolute certainty. In the event that the Malaysian economy suffers, demand for the services and/or products of our wholly owned subsidiaries may diminish, which would in turn result in decreased likelihood of profitability. This could in turn result in a substantial need for restructuring of our business objectives and could result in a partial or entire loss of an investment in our Company.

We face the risk that changes in the policies of the Malaysian government could have a significant impact upon the business we may be able to conduct in Malaysia and the profitability of such business.

Policies of the Malaysian government can have significant effects on the economic conditions of Malaysia. A change in policies by the Malaysian government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies or the expropriation or nationalization of private enterprises. We cannot assure you that the government will continue to pursue current policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting Malaysia’s political, economic and social environment.

We are subject to foreign exchange control policies in Malaysia.

The ability of our subsidiaries to pay dividends or make other payments to us may be restricted by the foreign exchange control policies in the countries where we operate. For example, there are foreign exchange policies in Malaysia which support the monitoring of capital flows into and out of the country in order to preserve its financial and economic stability. The foreign exchange policies are administered by the Foreign Exchange Administration, an arm of Bank Negara Malaysia (“BNM”), the central bank of Malaysia. The foreign exchange policies monitor and regulate both residents and non-residents. Under the current Foreign Exchange Administration rules issued by BNM, non-residents are free to repatriate any amount of funds from Malaysia in foreign currency other than the currency of Israel at any time (subject to limited exceptions), including capital, divestment proceeds, profits, dividends, rental, fees and interest arising from investment in Malaysia, subject to any withholding tax. In the event BNM or any other country where we operate introduces any restrictions in the future, we may be affected in our ability to repatriate dividends or other payments from our subsidiaries in Malaysia or in such other countries. Since we are a holding company and rely principally on dividends and other payments from our subsidiaries for our cash requirements, any restrictions on such dividends or other payments could materially and adversely affect our liquidity, financial condition and results of operations.

Malaysia is experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

While the Malaysian economy has experienced rapid growth over the last two decades, they have also experienced inflationary pressures. As governments take steps to address inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If our revenues rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth, which may harm our business, financial condition and results of operations.

If inflation increases significantly in SEA countries, our business, results of operations, financial condition and prospects could be materially and adversely affected.

Should inflation in SEA countries, including Malaysia, increase significantly, our costs, including our staff costs are expected to increase. Furthermore, high inflation rates could have an adverse effect on the countries’ economic growth, business climate and dampen consumer purchasing power. As a result, a high inflation rate in SEA countries, including Malaysia, could materially and adversely affect our business, results of operations, financial condition and prospects.

Any potential disruption in and other risks relating to our merchants’ supply chain could increase the costs of their products or services to consumers, potentially causing consumers to limit their spending or seek products or services from alternative businesses that may not be registered as a merchant with us, which may ultimately affect the total number of users using our platform and harm our business, financial condition and results of operations.

Our offline and online merchants obtain their products, or the raw materials comprised of their products or used in their services, from manufacturers and distributors located around the world, and may have entered into long-term contracts or exclusive agreements that would ensure their ability to acquire the types and quantities of products or raw materials they desire at acceptable prices and in a timely manner. Any potential disruption in and other risks relating to the offline or online merchants’ supply chain as a result of the COVID-19 pandemic or Russia’s invasion of Ukraine and the Middle East conflicts, could increase the costs of their products or services to consumers, potentially causing consumers to limit their spending or seek products or services from alternative businesses that may not be registered as a merchant with us, which may ultimately affect the total number of users using our platform and harm our business, financial condition and results of operations.

Our business will be exposed to foreign exchange risk.

We derive most of our revenue from the operations of our ZCITY App in Malaysia and expect to derive our revenue from Malaysia, other SEA countries and Japan in the future. Our functional currencies will by necessity be the currencies of the countries of SEA and Japan. Our reporting currency is the U.S. dollar. We translate our results of operations using the average exchange rate for the period, unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions, and we translate our financial position at the period-end exchange rate. Accordingly, any significant fluctuation between the currencies of countries of SEA and Japan on the one hand and the U.S. dollar on the other could expose us to foreign exchange risk.

Some of the currencies of the countries of SEA are not freely convertible. The foreign exchange management regime of many SEA countries has transitioned from a system of fixed multiple exchange rates controlled by the state banks to a system of flexible exchange rates regulated largely by market forces, though transfers of currency is regulated and controlled in some countries. A significant depreciation in many of the currencies of countries of SEA against major foreign currencies may have a material adverse impact on our results of operations and financial condition because our reporting currency is the U.S. dollar. There can be no assurance, that the governments will continue to relax their foreign exchange regulations, that they will maintain the same foreign exchange policy or that there will be sufficient foreign currency available in the market for currency conversions. If, in the future, the regulations restrict our ability to convert local currencies or there is insufficient foreign currency available in the market, we may be unable to meet any foreign currency payment obligations.

Fluctuations in exchange rates in the Malaysian Ringgit (“RM”) could adversely affect our business and the value of our securities.

The value of the RM against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Malaysia’s political and economic conditions. The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RM and between those currencies and other currencies in which our revenue may be denominated. Appreciation or depreciation in the value of the RM relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. As we rely entirely on revenues earned in Malaysia, any significant revaluation of RM may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RM for our operations, appreciation of the RM against the U.S. dollar could cause the RM equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RM into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RM, the U.S. dollar equivalent of the RM we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Geopolitical conditions, including acts of war or terrorism or unrest in the regions in which we operate could adversely affect our business.

Most of our operations and business activities are conducted in Malaysia, whose economy and legal system remain susceptible to risks associated with an emerging economy and which is subject to higher geopolitical risks than developed countries. Social and political unrest could give rise to various risks, such as loss of employment and safety and security risks to persons and property. Additionally, our operations could be disrupted by acts of war, terrorist activity or other similar events, including the current or anticipated impact of military conflict and related sanctions imposed on Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations by the United States and other countries due to Russia’s invasion of Ukraine in February 2022 and the Israel-Hamas war in October 2023. It is not possible to predict the broader consequences of the conflicts, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof and with regard to the Russia-Ukraine war, any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports. The Russia-Ukraine and Israel-Hamas wars are likely to cause regional instability and geopolitical shifts and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. Any such event may in turn have a material and adverse effect on our business, results of operations and financial position.

Because our principal assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and directors or to enforce a judgment of a United States court against us or our officers and directors.

All of our directors and officers reside outside of the United States. In addition, substantially all of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. federal securities laws against us in the courts of either the U.S. or Malaysia and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in Malaysian courts.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

In preparing our consolidated financial statements as of and for the year ended June 30, 2023, we and our independent registered public accounting firms identified two material weaknesses and other control deficiencies including significant deficiencies in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified included the following: (1) inadequate U.S. GAAP expertise. The current accounting staff is inexperienced in applying U.S.GAAP standard as they are primarily engaged in ensuring compliance with International Financial Reporting Standards (“IFRS”) accounting and reporting requirement for our consolidated operating entities, and thus require substantial training. The current staff’s accounting skills and understanding as to how to fulfill the requirements of U.S. GAAP-based reporting, including subsidiary financial statements consolidation, are inadequate; and (2) inadequate internal audit function. We lack of a functional internal audit department or personnel that monitors the consistencies of the preventive internal control procedures and lack of adequate policies and procedures in internal audit function to ensure that our policies and procedures have been carried out as planned.

Following the identification of the material weaknesses and control deficiencies, we plan to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) establishing internal audit function by engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley Act compliance requirements and improvement of overall internal control; and (iv) strengthening corporate governance. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our consolidated financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our common stocks, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Overtime, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information which could result in an investigation by the SEC and civil or criminal sanctions; investors losing confidence in the accuracy of our periodic reports filed under the Exchange Act; and a decline in our stock price.

We are an “emerging growth company” under the JOBS Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

The elimination of personal liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our certificate of incorporation, as amended (“Certificate of Incorporation”), eliminates the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our bylaws (“Bylaws”) provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by the Delaware law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Delaware state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Regulatory Risks

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in Malaysia, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. These laws and regulations impose added costs on our business. Non-compliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our network and products;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations; and

●	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations and financial condition.

Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices and other penalties, which could negatively affect our business and results of operations. Changes in social, political and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

Regulation of the internet generally could have adverse consequences on our business.

We are also subject to regulations and laws in Malaysia specifically governing the internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

Privacy regulations could have adverse consequences on our business.

We receive, collect, store, process, transfer and use personal information and other user data. There are numerous international laws and regulations regarding privacy, data protection, information security and the collection, storing, sharing, use, processing, transfer, disclosure and protection of personal information and other content, the scope of which are changing, subject to differing interpretations, and may be inconsistent among countries, or conflict with other laws and regulations. We are also subject to the terms of our privacy policies and obligations to third parties related to privacy, data protection and information security. We strive to comply with applicable laws, regulations, policies and other legal obligations relating to privacy, data protection and information security to the extent possible. However, the regulatory framework for privacy and data protection worldwide is, and is likely to remain for the foreseeable future, uncertain and complex, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that we do not anticipate or that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Further, any significant change to applicable laws, regulations, or industry practices regarding the collection, use, retention, security or disclosure of our users’ data, or their interpretation, or any changes regarding the manner in which the express or implied consent of users for the collection, use, retention or disclosure of such data must be obtained, could increase our costs and require us to modify our services and features, possibly in a material manner, which we may be unable to complete, and may limit our ability to store and process user data or develop new services and features.

We also expect that there will continue to be new laws, regulations and industry standards concerning privacy, data protection and information security proposed and enacted in various jurisdictions.

Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to users or other third parties or any other legal obligations or regulatory requirements relating to privacy, data protection or information security may result in governmental investigations or enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise have an adverse effect on our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our ZCITY App.

Additionally, if third parties we work with violate applicable laws, regulations or agreements, such violations may put our users’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us and otherwise have an adverse effect on our reputation and business. Further, public scrutiny of or complaints about technology companies or their data handling or data protection practices, even if unrelated to our business, industry or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

Regulation of gift cards or “E-vouchers” could have adverse consequences on our business.

Our platform’s payment system effectively provides our customers with reward points that may or may not be deemed gift certificates, store gift cards, general-use prepaid cards or other vouchers or “gift cards,” subject to, various laws of multiple jurisdictions. Many of these laws include specific disclosure requirements and prohibitions or limitations on the use of expiration dates and the imposition of certain fees. Various companies that provided deal products similar to ours around the world are currently or were defendants in purported class action lawsuits.

The application of various other laws and regulations to our products is uncertain. These include laws and regulations pertaining to unclaimed and abandoned property, partial redemption, revenue-sharing restrictions on certain trade groups and professions, sales and other local taxes and the sale of alcoholic beverages. In addition, we may become, or be determined to be, subject to United States federal or state laws or laws in Malaysia or other countries where we operate regulating money transmitters or aimed at preventing money laundering or terrorist financing, including the Bank Secrecy Act, the USA Patriot Act and other similar future laws or regulations in the United States and in the applicable SEA or East Asia countries.

If we become subject to claims or are required to alter our business practices as a result of current or future laws and regulations, our revenue could decrease, our costs could increase and our business could otherwise be harmed. In addition, the costs and expenses associated with defending any actions related to such additional laws and regulations and any payments of related penalties, fines, judgments or settlements could harm our business.

The requirements of being a public company are complex and have increased costs.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations increases our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. We may need to hire more employees in the future to maintain compliance with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on our audit committee and renumeration committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in our prior SEC filings, our business and financial condition has become more visible, which we believe may result in increased threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Malaysia anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply the Malaysia’s anti-corruption laws and the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Malaysia. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our shares of common stock could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

Litigation is costly and time consuming and could have a material adverse effect our business, results or operations and reputation.

We and/or our directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

Even if the claims are without merit, the costs associated with defending these types of claims may be substantial, both in terms of time, money, and management distraction. In particular, patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict and may require us to stop offering certain features, purchase licenses or modify our products and features while we develop non-infringing substitutes or may result in significant settlement costs.

The results of litigation and claims to which we may be subject cannot be predicted with certainty. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, results or operations and reputation.

We face potential liability and expense for legal claims based on the content on our ZCITY App.

We face potential liability and expense for legal claims relating to the information that we publish on our website and our ZCITY App, including claims for copyright or trademark infringement, among others. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, we may elect or be compelled to remove content or may be forced to pay substantial damages if we are unsuccessful in our efforts to defend against these claims. If we elect or are compelled to remove valuable content from our website or mobile app, our ZCITY App may become less useful to consumers and our traffic may decline, which could have a negative impact on our business and financial performance.

Our intellectual property rights may be inadequate to protect us against others claiming violations of their proprietary rights and the cost of enforcement could be significant.

The future success of our business is dependent upon the intellectual property rights surrounding our technology, including trade secrets, know-how and continuing technological innovation. Although we will seek to protect our proprietary rights, our actions may be inadequate to protect any proprietary rights or to prevent others from claiming violations of their proprietary rights. There can be no assurance that other companies are not investigating or developing other technologies that are similar to our technology. In addition, effective intellectual property protection may be unenforceable or limited in certain countries, and the global nature of the Internet makes it impossible to control the ultimate designation of our technology. Any of these claims, with or without merit, could subject us to costly litigation. If the protection of proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished. Any of these events could have an adverse effect on our business and financial results.

Effective trade secret, copyright, trademark and domain name protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and expenses and the costs of defending our rights. We are seeking to protect our trademarks and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location. Litigation may be necessary to enforce our intellectual property rights, protect our respective trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results. We may incur significant costs in enforcing our trademarks against those who attempt to imitate our brand. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

In addition to patent protection, we also rely upon copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using commonly accepted physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our product that we consider proprietary. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. Even though we use commonly accepted security measures, trade secret violations are often a matter of state law, and the criteria for protection of trade secrets can vary among different jurisdictions. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our business and competitive position could be harmed.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

We employ individuals who previously worked with other companies, including our competitors or potential competitors. Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third party. Litigation may be necessary to defend against these claims. If we fail in defending any such claims or settling those claims, in addition to paying monetary damages or a settlement payment, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Risks Related to this Offering and Ownership of our Common Stock

We have a large number of authorized but unissued shares of our common stock which will dilute your ownership position when issued.

Our authorized capital stock consists of 150,000,000 shares of common stock, of which approximately 148,693,872 remain available for issuance, including shares of common stock issuable upon the exercise of outstanding warrants. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under law or, if our common stock is listed on Nasdaq at the time of the transaction, under Nasdaq Rule 5635(b) which requires stockholder approval for change of control transactions where a stockholder acquires 20% of a Nasdaq-listed company’s common stock or securities convertible into common stock, calculated on a post-transaction basis. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there can be no assurance that investors will obtain any return on their investment. Investors may be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page 30 of this prospectus or further information.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we face increased legal, accounting, administrative and other costs and expenses. We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult in the future for us to attract and retain qualified members of our Board, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We may not be able to continue to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

Our common stock is currently listed on Nasdaq and we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted.

On August 17, 2023, we received a letter from the Nasdaq Listing Qualifications Staff of Nasdaq therein stating that for the 30 consecutive business day period between July 6, 2023 through August 16, 2023, our common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until February 13, 2024, to regain compliance with the Bid Price Rule.

To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days, unless extended by Nasdaq under Nasdaq Rule 5810(c)(3)(H), prior to February 13, 2024. If we do not regain compliance with the Bid Price Rule by February 13, 2024, we may be eligible for an additional 180-day period to regain compliance.

On February 15, 2024, we received a letter from the Nasdaq Listing Qualifications Staff of Nasdaq stating that we have not regained compliance with the Bid Price Rule and that Nasdaq determined that the common stock will be scheduled for delisting unless we request an appeal of this determination from the Nasdaq Hearings Panel (the “Panel”).

On February 16, 2024, we submitted a hearing request to the Panel to appeal Nasdaq’s determination and a compliance plan, which in accordance with Nasdaq rules stays the delisting of the common stock from Nasdaq pending the Panel’s decision. The hearing was scheduled to occur on April 16, 2024. On March 20, 2024, we received a letter from the Panel informing us that since our common stock had traded at $1.00 per share or greater for a 10 consecutive business day period between February 27, 2024 and March 20, 2024, the hearing request was deemed moot. Accordingly, the Panel determined that we had regained compliance with the Bid Price Rule.

There can be no assurance that we will maintain compliance with the Bid Price Rule or any of the other Nasdaq continued listing requirements. If the common stock is delisted, it could be more difficult to buy or sell the common stock or to obtain accurate quotations, and the price of the shares of common stock could suffer a material decline. Delisting could also impair our ability to raise capital.

In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

If there is no active public market for our common stock, you may be unable to sell your shares at or above your purchase price.

Although our common stock is listed on Nasdaq, an active trading market for our shares may not be sustained following the purchase of your common stock. You may be unable to sell your shares quickly or at the market price if trading in shares of our common stock is not active. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

THE SECURITIES WE MAY OFFER

We may offer and sell, at any time and from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

●	debt securities consisting of debentures, notes or other evidences of indebtedness;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

We may offer up to $100,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and Bylaws for additional information.

As of March 22, 2024, our authorized capital stock presently consists of 150,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.00001 per share.

Common Stock

As of March 22, 2024, there were 1,304,699 shares of our common stock outstanding and held of record by 27 stockholders.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends, as may be declared by the Board out of funds legally available therefor, subject to the rights of the holders of preferred stock. Upon the liquidation, dissolution or winding up of our Company, the holders of common stock are entitled to receive ratably our net assets available after the payment of our debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable.

In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

We have never declared or paid any cash dividends on our common stock. We have no present plan to declare and pay any dividends on our common stock in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination to pay dividends will be at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board considers relevant.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of March 22, 2024, no shares of preferred stock have been designated.

The Board may provide for the issue of any or all of the unissued and undesignated shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by law, without stockholder approval.

Our Board has the right to establish one or more series of preferred stock without stockholder approval. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance at the discretion of our Board without further action by our stockholders. Our Board is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible, and all other terms and conditions upon which the conversion may be made;

●	the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;

●	restrictions on the issuance of shares of the same series or any other class or series; or

●	voting rights, if any, of the holders of the series.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms related to the offering. They will include, where applicable:

●	the title and stated value of the series of preferred stock and the number of shares constituting that series;

●	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

●	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

●	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

●	any listing of the series of shares of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price or manner of calculating the conversion price;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price or how it will be calculated and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in shares of preferred stock of the series will be represented by global securities;

●	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

●	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

●	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “TGL.”

Transfer Agent and Registrar

Our transfer agent and registrar is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Treasure Global.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939 (“Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of our common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Our Common Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker, or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities from us. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time in an “at the market offering” or other similar offering. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP located in New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

WWC, P.C., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Friedman LLP, our former independent registered public accounting firm, audited our consolidated financial statements as of and for the fiscal year ended June 30, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our consolidated financial statements are incorporated by reference in reliance on WWC, P.C.’s report for the consolidated financial statements for the fiscal year ended June 30, 2023 and Friedman LLP’s report for the consolidated financial statements for the fiscal year ended June 30, 2022 given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the Commission under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Commission’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at https://treasureglobal.co. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 28, 2023;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

●	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2023, filed with the SEC on February 14, 2024;

●	The Registrant’s Information Statement on Schedule 14C, filed with the SEC on January 23, 2024;

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 21, 2024, March 15, 2024, March 4, 2024, February 16, 2024, December 21, 2023, December 11, 2023, December 4, 2023, December 1, 2023, November 3, 2023, October 18, 2023, October 18, 2023, October 12, 2023, October 12, 2023, October 4, 2023, August 22, 2023, July 21, 2023, July 10, 2023, June 23, 2023, June 8, 2023, June 5, 2023, May 4, 2023, March 22, 2023 and March 1, 2023, to the extent the information in such report is filed and not furnished; and

●	The description of the Registrant’s common stock, which is contained in a registration statement on Form 8-A12B filed with the SEC on August 10, 2022, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (888) 554-8789 or by writing to us at the following address:

Treasure Global Inc

276 5th Avenue, Suite 704 #739

New York, New York 10001

Attn: Carlson Thow, Chief Executive Officer

250,000

Shares of Common Stock

Treasure Global Inc.

PROSPECTUS SUPPLEMENT

Sole Placement Agent

D. Boral Capital

December 10, 2025